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Exhibit 10.13

NAMED EXECUTIVE OFFICER COMPENSATION

            The following are adjustments to base salary, cash bonus payments for 2008 work, and grants of incentive stock were approved for the Company's CEO and the persons expected to be named executive officers in its proxy statement for the 2009 Annual Meeting of Shareholders.

            The persons expected to be named executive officers in the proxy statement are (i) Chairman of the Board, President and Chief Executive Dominic Ng, (ii) Executive Vice President and Chief Financial Officer Thomas J. Tolda, (iii) Vice-Chairman and Director Julia Gouw, (iv) Executive Vice President and Director of Corporate Banking Wellington Chen, and (v) Executive Vice President, Credit Administration, Donald Chow. None received an adjustment to salary, a cash bonus or a grant of incentive stock, except that (i) Vice-Chairman Julia Gouw retired from management at the end of 2008 and so no longer receives a salary; she will be an outside director in 2009 and will receive director fees at the same rate as other outside directors) and (ii) Thomas J. Tolda received a bonus of $210,000 which was contractually agreed as a minimum first year bonus at the time he joined the company as CFO in April of 2008.

            The Company will provide additional information regarding the compensation paid to the named executive officers for the 2008 fiscal year in its Proxy Statement for the 2009 Annual Meeting of Shareholders.

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  Exhibit 10.13
NAMED EXECUTIVE OFFICER COMPENSATION